Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-234393 on Form S-3D, Registration Statement No. 333-259059 on Form S-3/A, Registration Statement No. 333-262627 on Form S-3, and Registration Statement Nos. 333-212876, 333-223619, 333-245566, and 333-257635 on Form S-8, of our report dated February 16, 2022, relating to the financial statements of Phillips Edison & Company, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
February 16, 2022